Exhibit 5(b)

Application For Individual Single Premium Variable Annuity with an Index-Linked Account
New York Life IndexFlex Variable Annuity – FP Series
New York Life Insurance and Annuity Corporation (NYLIAC) (A Delaware Corporation)

Regular Mail Address: NYL Annuity Service Center, P.O. Box 9859, Providence, RI 02940
Overnight/Express Mail Address: New York Life, c/o BNY Mellon, 4400 Computer Drive, Westborough, MA 01581

ANNUITY COMMENCEMENT DATE AT AGE 95

Please print or type.

1. ANNUITY POLICY TYPE

Choose **ONE** Policy Type and complete the appropriate selection.

☐ **Non-Qualified** — Is this a 1035 Exchange? ☐ Yes ☐ No

☐ **Traditional IRA**
☐ **Roth IRA**
☐ **SEP IRA**

☐ Transfer $____________
☐ Rollover $____________
☐ Contribution $____________ Year ______

☐ **Inherited IRA***

Transfer Amount $____________

***Not available for Joint Life Policies.**

Note: If this is a Traditional IRA, Roth IRA, or SEP IRA transfer/rollover, submit Qualified Transfer/Direct Rollover Form. If this is an Inherited IRA, submit Inherited IRA Information/Transfer Form.

2. SURRENDER CHARGE PERIOD

Choose **ONE:**

☐ 5 Year Surrender Charge Period ☐ 6 Year Surrender Charge Period ☐ 7 Year Surrender Charge Period

If you elect an Initial Term Strategy on the Premium Allocation Form, the applicable Flat Rate or Cap Rate is guaranteed through the Surrender Charge Period you elect, as long as account value remains in the Initial Term Strategy.

3. OWNER

First Name or Trust/Corporation Name	Middle	Last Name	Suffix

Mailing Address

Street or P.O. Box	City	State	Zip Code

Residence Address (if different from mailing address)

Street	City	State	Zip Code

Date of Birth (mm/dd/yyyy)	Date of Trust	Social Security/Tax I.D. Number	☐ Male ☐ Female

Country of Citizenship	If you checked "Other" under Country of Citizenship, are you a U.S. Resident Alien?	Relationship to Annuitant
☐ U.S. ☐ Other, Country Name:	☐ Yes ☐ No	☐ Self ☐ Spouse ☐ Other:

Telephone Number ☐ Cell ☐ Home ☐ Business	Email Address

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4. JOINT OWNER
Available for Non-Qualified Policy Type ONLY.
First Name Middle Last Name Suffix
Mailing Address
Street or P.O. Box City State Zip Code
Residence Address (if different from mailing address)
Street City State Zip Code
Date of Birth (mm/dd/yyyy) Social Security/Tax I.D. Number Male
Female
Country of Citizenship Relationship to Owner
U.S. Spouse
Other, Country Name: Other:
Telephone Number Cell Home Business Email Address
5. ANNUITANT
Complete if the Annuitant is not the Owner or Joint Owner. If same as Joint Owner, check here .
First Name Middle Last Name Suffix
Residence Address (Required)
Street City State Zip Code
Date of Birth (mm/dd/yyyy) Male
Female
Social Security Number Country of Citizenship
U.S.
Other, Country Name:
Telephone Number Cell Home Business Email Address
6. JOINT ANNUITANT
Complete for Joint Life policies ONLY. Not Available for Inherited IRA Policy Type. If same as Owner, check here . If same as Joint
Owner, check here . Otherwise, complete below.
First Name Middle Last Name Suffix
Residence Address (Required)
Street City State Zip Code
Date of Birth (mm/dd/yyyy) Male
Female
Social Security Number Country of Citizenship
U.S.
Other, Country Name:
Telephone Number Cell Home Business Email Address
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7. BENEFICIARY DESIGNATION
Note: Primary and Contingent Beneficiary designations must each total 100%. If percentage(s) are not provided, the benefits will be divided equally. For a per stirpes Beneficiary designation, write “Per Stirpes” next to each applicable Beneficiary’s name. Use Section 9 to enter additional Beneficiary information. Refer to the application instructions for further details.
For Traditional, Roth and SEP IRA Policy Types: Please note that available death benefit payout options differ depending on whether your designated Beneficiary is eligible or non-eligible (determined as of the date of your death) under the Internal Revenue Code (“IRC”). Eligible designated Beneficiaries are spouses, children under the age of majority, disabled or chronically ill individuals, as determined by the IRC, (including certain trusts for the disabled or chronically ill), or individuals who are not more than 10 years younger than you. All other individual Beneficiaries are non-eligible, and all proceeds must be distributed to them by the end of the 10th year following the year of your death (or the death of both you and the joint annuitant, if applicable).
For Inherited IRA Policy Type: After your death, your Beneficiaries may be limited to a distribution period that does not exceed 10 years from the end of the year following the year of death of the original IRA owner or retirement plan participant.
JOINT OWNERS WHO ARE SPOUSES:
Unless you check the box below, your spouse will be the sole Primary Beneficiary of the Policy and no other primary beneficiary should be designated. This allows the surviving Owner/spouse to continue the Policy at the death of the other Owner before the Annuity Commencement Date.
ONE OWNER:
Unless you check the box below, your spouse will be the sole Primary Beneficiary of the Policy and no other primary beneficiary should be designated. This allows your spouse to continue the Policy if you die before the Annuity Commencement Date.
If your spouse’s information is not listed in the sections above, please provide his/her information below. Regardless of your primary beneficiary designation, you may name contingent beneficiary(ies) below.
DECLINING TO DESIGNATE SURVIVING SPOUSE AS THE SOLE PRIMARY BENEFICIARY:
By checking this box, I am NOT naming my spouse as sole Primary Beneficiary and instead designate the individual(s)/entity(ies) named below. As a result, the Policy will end at the death of any Owner before the Annuity Commencement Date and NYLIAC will pay a death benefit.
JOINT OWNERS WHO ARE NOT SPOUSES:
The surviving Owner is the sole Primary Beneficiary. No other primary beneficiary should be designated however, you may name contingent beneficiary(ies) below. The Policy will end at the death of the other Owner.
PRIMARY or CONTINGENT Beneficiary’s Full Name/Entity Name Date of Birth Social Security/ Percentage
(mm/dd/yyyy) Tax I.D. Number
%
Address: Street City State Zip Code
Email Address Telephone Number Relationship to Owner
PRIMARY or CONTINGENT Beneficiary’s Full Name/Entity Name Date of Birth Social Security/ Percentage
(mm/dd/yyyy) Tax I.D. Number
%
Address: Street City State Zip Code
Email Address Telephone Number Relationship to Owner
PRIMARY or CONTINGENT Beneficiary’s Full Name/Entity Name Date of Birth Social Security/ Percentage
(mm/dd/yyyy) Tax I.D. Number
%
Address: Street City State Zip Code
Email Address Telephone Number Relationship to Owner
PRIMARY or CONTINGENT Beneficiary’s Full Name/Entity Name Date of Birth Social Security/ Percentage
(mm/dd/yyyy) Tax I.D. Number
%
Address: Street City State Zip Code
Email Address Telephone Number Relationship to Owner
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8. ANNUITY PREMIUM PAYMENT AMOUNT
If paying by check directly to New York Life, make payable to NYLIAC.
Premium Payment Amount $Indicate total estimated amount including cash with application and anticipated transfer/exchange amounts.
9. ADDITIONAL INFORMATION
Attach a separate sheet if additional space is needed.
10. FRAUD AND DISCLOSURE STATEMENTS
Please read the following carefully.
FRAUD WARNING
Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.
PARTIAL WITHDRAWALS
For purposes of calculating the guaranteed amount provided by the return of premium death benefit under the Policy, Partial Withdrawals
(including required minimum distributions) reduce that guaranteed amount proportionally. In addition, any amount withdrawn from a Segment in the Index-Linked Account will not be included in the calculation of the Index-Linked Credit on the Segment Maturity Date.
PRODUCT INFORMATION
I/We understand that at the end of the final Segment of an Initial Term Index-Linked Account Strategy, the Allocation Options will be the
Recurring Term Index-Linked Account Strategies, the Investment Divisions available at that time, and the Fixed Account.
I/We understand that transfers to/from the Index-Linked Account Strategy(ies) to the Investment Divisions and the Fixed Account may only occur at the end of a Segment.
I/We understand that any amount remaining in a Segment of the Index-Linked Account Strategy(ies) on the Segment Maturity Date, will automatically be transferred into a Recurring Term Strategy Segment using the same Interest Crediting Method and Index.
I/We understand if I/we do not want an amount to be automatically transferred as described above, I/we must request a transfer prior to the end date of the Segment.
I/We understand M&E charges will be assessed only on the amounts allocated to the Investment Divisions. There will be no M&E charge assessed to amounts allocated to the Index-Linked Account Strategy(ies) or Fixed Account.
11. REPLACEMENT INFORMATION
If “Yes” to A or B, provide policy information below. Use Section 9 to include information if more than two policies are being replaced.
A) Do you have any existing life insurance or annuity policies? Yes No
B) Is the policy applied for intended to replace or change any life insurance or annuity policy? Yes No
Company Name – Policy Number – Estimated Cash Value – Cost Basis (for Non-Qualified Policies) 1035 Exchange:
Yes No
Company Name – Policy Number – Estimated Cash Value – Cost Basis (for Non-Qualified Policies) 1035 Exchange:
Yes No
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12. SIGNATURES, ACKNOWLEDGEMENTS AND TAX CERTIFICATION
Read statements and sign below.
By signing below, I/We acknowledge and agree that: (1) All of the answers to questions and statements made in this application, which includes the Premium Allocation Form, are true to the best of my/our knowledge and belief. (2) This Policy will not become effective unless it is issued while the Owner(s) and Annuitant(s) are living. (3) Under penalties of perjury, the Social Security/Taxpayer Identification
Numbers provided on this application are certified to be correct. (4) No Agent/Registered Representative is authorized to accept risks, make or change this application or change any policy issued by NYLIAC, or give up any of the Owner’s rights or requirements. (5) I/We understand that this Policy is not backed or guaranteed by any bank or insured by the FDIC. Benefits Based on the Performance of the Separate Account
are Variable and are not Guaranteed as to a Fixed Dollar Amount.
The Owner’s tax certification provided below does not apply if the Owner is not a U.S. person (including a U.S. resident alien) and has otherwise completed and executed an applicable IRS Form W-8.
Owner Tax Certification:
Under penalties of perjury, I (as Owner named) certify:
(1) My Social Security Number or Tax ID Number shown on this application is my correct taxpayer identification number,
(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividend income; or (c) the IRS has notified me that I am no longer subject to backup withholding,
(3) I am a U.S. Person (includes a U.S. resident alien), and
(4) The Foreign Account Tax Compliance Act (FATCA) code entered on this form (if any) indicating that I am exempt from
FATCA reporting is correct. (Please note: if being submitted for a U.S. policy, this last certification (4) does not apply).
Check this box or cross out item 2 above if the IRS has notified you that you are subject to backup withholding.
If I am a U.S. entity, I am submitting a completed IRS Form W-9.
If I am not a U.S. citizen, U.S. resident alien or other U.S. person, I am submitting the applicable Form W-8 with this form to certify my foreign status and, if applicable, claim treaty benefits.
The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
Signed at DATE
(City/State) SIGNED
Applicant’s Signature (Owner) Joint Owner’s Signature (if applicable)
Annuitant’s Signature (if other than Owner or Joint Owner) Joint Annuitant’s Signature (if other than Owner or Joint
Owner)
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For Representative/Agent use only. Signature Required
The below is not part of the application, but it must be completed.
PRODUCER’S STATEMENT:
1. Is Owner a U.S. Citizen? Yes No
If you have answered “No”, check the appropriate box below:
Resident Alien Non-Resident Alien Other:
2. Is Joint Owner a U.S. Citizen? (if applicable) Yes No
3. Does the applicant have any existing life insurance or Yes No annuity policies?
4. Is this intended to replace or change any life insurance or Yes No annuity policy?
If you have answered “Yes” to either question #3 or #4 of the Producer’s
Statement, please follow state replacement regulations and attach any required replacement forms.
5. Is the Owner of the Policy a Trust? Yes No
If you have answered “Yes”, please attach pages of the Trust Agreement, including a copy of the title page, signature page, and any applicable trustee designation pages and amendments to the Trust.
All of the answers to questions and statements in the application are true to the best of the knowledge and belief of those who made and recorded them. I have used only company-approved sales material in connection with this application, and copies of all sales material used were left with the applicant.
Secure Index Variable Annuity Compensation Option A B C
Representative’s/Agent’s Signature DATE SIGNED
Representative’s/Agent’s Name Telephone Number
Representative’s/Agent’s Email Address
State License Number NYLIAC Code Number
Firm/Agency Name Firm/Agency Telephone Number
Firm/Agency Address Street City State Zip Code
(11/2020)